Exhibit (h)(4)

FORM OF AMENDMENT TO EXPENSE LIMITATION AGREEMENT

This amendment to the Expense Limitation Agreement (the "Agreement"), dated as of June 29, 2022, by and between IndexIQ Active ETF Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund” and, collectively, the “Funds”), and IndexIQ Advisors LLC, a Delaware limited liability company (the “Advisor”) is effective as of September 29, 2022.

WHEREAS, the Advisor and the Trust desire to amend Schedule A of the Agreement to reflect the addition of IQ MacKay ESG High Income ETF, a series of the Trust, to the Agreement;

NOW, THEREFORE, the parties agree that Schedule A of the Agreement is hereby amended and restated in the form of Schedule A attached hereto.

This Amendment, the Agreement, and the attachments to this Amendment constitute the entire agreement between the parties and supersede all prior agreements and understandings between them relating to the subject matter hereof. No modification of the Agreement or this Amendment should be binding on either party unless it is in writing and signed on behalf of each party by a duly authorized representative. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and each of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date set forth above.

INDEXIQ ACTIVE ETF TRUST	INDEXIQ ADVISORS LLC

By:	By:
Name: Jomil M. Guerrero	Name: Kirk C. Lehneis
Title: Vice President	Title: Chief Executive Officer

SCHEDULE A

Funds and Operating Expense Limits

Fund	Operating Expense Limit	Effective Date
IQ MacKay Municipal Insured ETF	0.30%	August 31, 2022
IQ MacKay Municipal Intermediate ETF	0.30%	August 31, 2022
IQ MacKay Municipal Short Duration ETF	0.30%	August 31, 2022
IQ Ultra Short Duration ETF	0.24%	August 31, 2022
IQ MacKay ESG Core Plus Bond ETF	0.39%	August 31, 2022
IQ MacKay California Municipal Intermediate ETF	0.35%	August 31, 2022
IQ MacKay ESG High Income ETF	0.40%	September 29, 2022
IQ Winslow Large Cap Growth ETF	0.60%	April 8, 2022
IQ Winslow Focused Large Cap Growth ETF	0.65%	April 8, 2022
IQ MacKay Multi-Sector Income ETF	0.40%	June 29, 2022

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